Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1

to

PURCHASE AND SALE AGREEMENT

THIS AMENDMENT (this “Amendment”), is dated this 26th day of October, 2012, by and between Robert Bosch GmbH, a corporation organized under the laws of Germany (Purchaser”), and SPX Corporation, a Delaware corporation (“SPX”).  Capitalized terms used and not defined elsewhere in this Amendment shall have the meanings given them in the Agreement.

WHEREAS, Purchaser and SPX are parties to that certain Purchase and Sale Agreement dated as of January 23, 2012 (the “Agreement”); and

WHEREAS, Purchaser and SPX desire to amend the Agreement in the manner set forth below.

NOW, THEREFORE, in consideration of the premises, the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Purchaser and SPX agree as follows:

ARTICLE I

Launch

1.1.         Launch Shares.  The Agreement is hereby amended to eliminate the provisions regarding the purchase and sale of the Launch Shares and to reduce the Cash Purchase Price to $1,142,450,000.  None of the statements to be prepared and delivered pursuant to Sections 1.2(e) and 1.5 shall include any amounts relating to the Launch Shares.  Notwithstanding anything to the contrary, SPX’s continued ownership of the Launch Shares or exercise of any of its rights or performance of any of its obligations under the Launch Agreements (as defined below) at any time after the Closing shall not constitute a violation of Section 4.5(a).

1.2.         Launch Agreements.  Section 4.7 of the Agreement is hereby amended to delete such section in its entirety and replace it with the phrase “Intentionally Omitted”, to reflect the fact that the Shareholders Agreement and the Cooperation Agreement referred to therein (the “Launch Agreements”) are not being transferred to Purchaser.

1.3.         Allocation of Purchase Price.  Exhibit 4 to the Agreement is hereby deleted in its entirety and replaced with Exhibit 4 attached hereto.

ARTICLE II

Miscellaneous

2.1.         Continuation of Agreement.  The Agreement, as amended hereby, shall continue in full force and effect.  Except as expressly amended by this Amendment, the Agreement is hereby ratified and confirmed in all respects.

2.2.         Governing Law.  This Amendment shall be governed in all respects in accordance with the provisions of Section 12.8 of the Agreement, as amended.

2.3.         Counterparts.  This Amendment may be executed (including by facsimile) in one or more counterparts, each of which shall be deemed an original, and each of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

SPX CORPORATION

By:	KEVIN L. LILLY
Name: Kevin L. Lilly
Title: Sr. VP, Secretary and General Counsel

ROBERT BOSCH GMBH

By:	OLIVER FREI
Name: Oliver Frei
Title: Vice President

By:	H.P. MEYEN
Name: H.P. Meyen
Title: Executive Vice President

Signature Page — Amendment to Purchase and Sale Agreement

Exhibit 4

Allocation of Purchase Price

Entity	Purchase Price Allocation
SS US	45.55%
SS Germany	21.15%
SS UK	14.97%
SS Italy	2.16%
SS France	0.22%
SS Australia	1.98%
SS China	9.14%
SS Brazil	3.63%
SPX South Korea	0.17%
SS Mexico	0.33%
SPX India	0.16%
SPX Iberica SA	0.09%
SS Japan	0.44%
SS Switzerland	0.00%
The Launch Shares	0.00%
Total	100%